SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (the "Agreement" or "Settlement Agreement") is executed by the parties, TCA 12, LLC, a Florida limited liability company (the "TCA 12"), and MAJOR LEAGUE FOOTBALL, INC., a Delaware corporation (the "MLF") (collectively the "Parties"), on this the 5th day of February, 2018.

WITNESSETH

WHEREAS, TCA 12 and MLF entered into a commercial lease agreement (the "Lease") whereby MLF agreed to rent the premises known as 6230 University Parkway, Suite 301, Lakewood Ranch, Manatee County, Florida 34240 (the "Premises") from TCA 12; and

WHEREAS, TCA 12 filed suit against MLF in the Circuit Court in and for Manatee County, Florida Case No. 2016 CA 002844 (the "Lawsuit") seeking damages for breach of Lease, foreclosure of TCA 12's landlord liens, and to recover possession of the Premises; and

WHEREAS, the Court awarded possession of the Property to TCA 12, entered judgment in favor of TCA 12 and against MLF as to liability for breach of Lease, but reserved ruling as to the amount of damages and amount of TCA 12's landlords liens; and

WHEREAS, TCA 12 filed a "Renewed Motion for Final Summary Judgment as to Count II, Breach of Contract, and Count III, Foreclosure of Landlord's Lien" (the "Summary Judgment Motion") that seeks an award of attorney's fees and costs in addition to a final judgment for damages and foreclosure of TCA 12's landlord liens; and

WHEREAS, the Parties desire to resolve the dispute without the need for a hearing and enter into this Agreement in order to avoid the cost and expense of continuing the Lawsuit.

NOW THEREFORE, in consideration of these premises and promises, covenants and agreements stated herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. MLF has removed all furnishings and personal property from the premises known as 6230 University Parkway, Suite 301, Lakewood Ranch, Manatee County, Florida 34240 (the "Property") that is either subject to a lien superior to TCA 12's landlord liens and/or belongs to someone other than MLF. Consequently, all furnishings and personal property that remains in TCA 12's possession following execution of the writ of possession against the Premises entered in the Lawsuit, including but not limited to desks, chairs, office equipment, office supplies, football pads and helmets, footballs, and clothing apparel (the "Personal Property"), belongs to MLF and MLF has the full power and authority to convey ownership and title of the Personal Property to TCA 12.

2. In order to avoid the time and expense of continued litigation, MLF hereby immediately, irrevocably and unconditionally conveys all right title and interest in and to all office furniture, office supplies and all other business equipment comprising the Personal Property (the

"Office Furnishings") as well as MLF's Eleven Thousand Nine Hundred Eighteen and 00/100 Dollars ($11,918.00) security deposit to TCA 12. At a mutually convenient time within the next two weeks, MLF shall retrieve and TCA 12 shall release to MLF all documents stored in the two filing cabinets and banker boxes that TCA 12 is currently keeping in a locked storage area. To avoid any confusion, the correspondence describing the filing cabinets containing those documents is attached hereto as **Exhibit "A."** The parties hereby acknowledge that TCA 12 is not responsible for any documents that are currently or were in its possession and/or that may have been lost or misplaced following TCA 12's repossession of the Premises. However, if MLF represents that pertinent business records may be missing and/or misplaced, TCA 12 agrees to make a good faith attempt to inspect the Premises and/or storage areas to locate any such missing records and provide them to MLF. Furthermore, TCA 12 shall remain in possession of and continue to store the remainder of MLF's Personal Property other than Office Furnishings and MLF documents (i.e. footballs, football pads, helmets, and clothing apparel) (the "Football Equipment") until June 1, 2018. On or before June 1, 2018, MLF shall pay TCA 12 Forty Thousand and 00/100 United States Dollars ($40,000.00) in immediately available funds (i.e. bank check or wire transfer) (the "Final Payment"). Upon receipt of said Final Payment, TCA 12's lien against the Football Equipment shall terminate, TCA 12 shall release all Football Equipment to MLF, and MLF shall promptly remove all Football Equipment from its then current storage area in Lakewood Ranch, Florida at MLF's sole cost and expense. Provided MLF makes Final Payment on or before June 1, 2018, TCA 12 shall continue to store the Football Equipment through June 7, 2018. In no event shall TCA 12 be obligated to store the Football Equipment beyond June 7, 2018 and may immediately and permanently dispose of the Football Equipment at any time after June 7, 2018 if MLF has not retrieved those items. Furthermore, in the event TCA 12 fails to make the Final Payment by June 1, 2018, TCA 12 hereby unconditionally and irrevocably transfers all right, title and interest in and to the Football Equipment to TCA 12. Finally, throughout the duration of this Agreement, MLF shall not pledge the Football Equipment as security for any obligation or otherwise allow any liens or encumbrances to attach to the Football Equipment.

3. In consideration of the foregoing, TCA 12 hereby releases MLF from its liability for damages, attorney's fees and costs incurred in this matter. Moreover, upon signing this Agreement, TCA 12 shall cancel the notice of hearing currently scheduled for February 6, 2018 and MLF and TCA 12 shall informally "stay" the Lawsuit by allowing the case to remain idle and agree not to file any additional motions or pleadings in this matter other than as may be necessary to carry out the terms of this Agreement. Within ten (10) days after MLF has fulfilled its obligations under this Agreement and made Final Payment to TCA 12, TCA 12 shall file a notice of dismissal with prejudice in the Lawsuit.

4. MUTUAL GENERAL RELEASE. Upon TCA 12 filing the aforementioned notice of dismissal with prejudice, MLF and TCA 12 hereby release each other from any and all claims, demands, suits and causes of action which they have or may have against the other party (whether said claim or cause of action be known or unknown) from the beginning of the world through the date of the notice of dismissal. This release also includes, but is not limited to, any claims between the parties arising out of this cause and any claim which could or should have been made as a claim

or counterclaim in the pending Lawsuit.

5. In the event either party breaches this Agreement and it becomes necessary for the other party to incur attorneys fees to enforce this Agreement, the prevailing party shall recover from the non-prevailing party its reasonable attorney's fees and costs.

6. BINDING AGREEMENT. This Settlement Agreement is intended to be a valid and binding agreement under the laws of the State of Florida, effective upon its execution. By executing this Settlement Agreement, each party hereto acknowledges that it has read and understands this Settlement Agreement; that it has freely and voluntarily entered into this Settlement Agreement; and, that it has been represented in this matter by legal counsel of its own selection or has voluntarily declined said representation.

7. COUNTERPARTS/FACSIMILE SIGNATURES. This Settlement Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument. Facsimile or scanned signatures shall suffice to bind the Parties.

MAJOR LEAGUE FOOTBALL, INC.

By: ______________________________
As its ____________________________

TCA 12, LLC, a Florida limited liability company
By: SMR Investment Properties, LLC
Its Member

By: Schroeder-Manatee Ranch, Inc.
Its Member

By: ______________________________
Daniel J. Perka, as Senior Vice President

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or counterclaim in the pending Lawsuit.

5. In the event either party breaches this Agreement and it becomes necessary for the other party to incur attorneys fees to enforce this Agreement, the prevailing party shall recover from the non-prevailing party its reasonable attorney's fees and costs.

6. BINDING AGREEMENT. This Settlement Agreement is intended to be a valid and binding agreement under the laws of the State of Florida, effective upon its execution. By executing this Settlement Agreement, each party hereto acknowledges that it has read and understands this Settlement Agreement; that it has freely and voluntarily entered into this Settlement Agreement; and, that it has been represented in this matter by legal counsel of its own selection or has voluntarily declined said representation.

7. COUNTERPARTS/FACSIMILE SIGNATURES. This Settlement Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument. Facsimile or scanned signatures shall suffice to bind the Parties.

MAJOR LEAGUE FOOTBALL, INC.

By: ______________________

As its Senior Executive Vice President

TCA 12, LLC, a Florida limited liability company

By: SMR Investment Properties, LLC
Its Member

By: Schroeder-Manatee Ranch, Inc.
Its Member

By: ______________________
Daniel J. Perka, as Senior Vice President

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